UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about November 27, 2017 to our stockholders of record as of November 3, 2017 in connection with our 2017 Annual Meeting of Stockholders, which was held on December 22, 2017 at Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California, 91361. At the Meeting, the stockholders voted on six matters as follows: (i) election of directors, and all seven of the nominees were elected, (ii) the adoption of an amendment to our 2002 Stock Award and Incentive Plan, which was approved, (iii) the adoption of a proposal to approve a transaction which could result in the issuance of an amount of stock in excess of 19.9% of our outstanding shares of common stock, which was approved, (iv) the ratification of our auditors, which was approved, (v) an advisory vote concerning compensation of our named executive officers, which was approved, and (vi) an advisory vote on the frequency of future advisory votes concerning compensation of our named executive officers, which was approved.

The first matter was the election of the members of the Board of Directors. All of the nominees received a majority of the votes and were elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Withheld
Stephen G. Berman	14,152,421	2,276,806
Murray L. Skala	9,971,424	6,457,803
Rex H. Poulsen	11,083,675	5,345,552
Michael S. Sitrick	13,402,380	3,026,847
Alexander Shoghi	10,576,405	5,852,822
Michael J. Gross	14,196,207	2,233,020
Zhao Xiaoqiang	16,145,915	283,312

The second matter upon which the stockholders voted was the proposal to approve an amendment to our 2002 Stock Award and Incentive Plan, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows: the adoption of a proposal to approve a transaction which could result in the issuance of an amount of stock in excess of 19.9% of our outstanding shares of common stock

For	Against	Abstentions
13,205,544	3,195,381	28,302

There were 6,428,680 broker held non-voted shares represented at the Meeting with respect to this matter.

The third matter upon which the stockholders voted was the proposal to approve a transaction which could result in the issuance of an amount of stock in excess of 19.9% of our outstanding shares of common stock, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions
16,048,308	347,536	33,383

There were 6,428,680 broker held non-voted shares represented at the Meeting with respect to this matter.

The fourth matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of BDO USA, LLP, as our independent certified public accountants for 2017, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions
22,732,846	69,693	55,368

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The fifth matter upon which the stockholders voted was an advisory vote to approve the compensation of our named executive officers, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions
13,961,847	2,431,349	36,031

There were 6,428,680 broker held non-voted shares represented at the Meeting with respect to this matter.

The sixth matter upon which the stockholders voted was an advisory vote on the frequency of future advisory votes on compensation of our named executive officers, and annual advisory votes was selected. The tabulation of the votes (both in person and by proxy) was as follows:

One Year	Two Years	Three Years	Abstentions

9,836,274	35,262	6,521,985	35,706

There were 6,428,680 broker held non-voted shares represented at the Meeting with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: December 29, 2017
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO